      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2000

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                               USA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            59-2712887
   (State or other jurisdiction of     (IRS employer identification
   incorporation or organization)      number)

                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
                   (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)

                                  ------------

                     PRECISION RESPONSE CORPORATION AMENDED
                     AND RESTATED 1996 INCENTIVE STOCK PLAN
                     PRECISION RESPONSE CORPORATION AMENDED
            AND RESTATED 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  ------------

                              THOMAS J. KUHN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 314-7300

 (Name, address and telephone number, including area code, of agent for service)

                                  ------------
                                  WITH COPY TO:
                            STEPHEN A. INFANTE, ESQ.
                               COVINGTON & BURLING
                           1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000

                                  ------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------- --------------------- ------------------ ------------------ --------------
                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO         AMOUNT TO BE           OFFERING           AGGREGATE      REGISTRATION
 BE REGISTERED                                 REGISTERED         PRICE PER SHARE    OFFERING PRICE        FEE
----------------------------------------- --------------------- ------------------ ------------------ --------------
 Common Stock, $.01 par value...........   3,765,642 shares(1)       $7.10(2)        $26,724,615(3)     $7,055.30
----------------------------------------- --------------------- ------------------ ------------------ --------------


(1) Represents shares issuable upon exercise of 3,421,706 and 65,000 assumed options as of March 31, 2000 under the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan and the Precision Response Corporation Amended and Restated 1996 Non-employee Director Stock Option Plan, respectively, after giving effect to the 1.08 exchange ratio.

(2) Represents the weighted average exercise price per share for such outstanding options.

(3) Calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended.
================================================================================

                                EXPLANATORY NOTE

         This registration statement on Form S-8 is being filed to register the shares of common stock, $.01 par value per share, of USA Networks, Inc., a Delaware corporation ("USAi"), issuable pursuant to the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan and the Precision Response Corporation Amended and Restated 1996 Non-employee Director Stock Option Plan (the "1996 Plans"). Pursuant to the terms of Section 1.4 of the Agreement and Plan of Merger by and among USAi, P Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of USAi, and Precision Response Corporation, a Florida corporation ("PRC"), dated as of January 12, 2000, USAi will assume all of the outstanding options to purchase shares of common stock of PRC under the 1996 Plans at the effective time of the merger of P Acquisition Corp. with and into PRC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              INTRODUCTORY STATEMENT AND INCORPORATION BY REFERENCE

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

          (a)  Annual Report on Form 10-K for the year ended December 31, 1999

          (b) Current Reports on Form 8-K or Form 8-K/A, filed on January 13, 2000, January 20, 2000, January 26, 2000, February 25, 2000,
               March 22, 2000 and March 23, 2000.

          (c) The description of USAi common stock set forth in the USAi Registration Statement on Form S-4, dated February 14, 2000 as amended by Amendment No. 1 thereto, dated March 3, 2000 (No.333-30404).

ITEM 4.   DESCRIPTION OF SECURITIES.
          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's By-Laws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's By-Laws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's By-Laws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant believes that these arrangements are necessary to attract and retain qualified persons as directors and officers.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

EXHIBIT   DESCRIPTION
NUMBER

4.1 Form of Specimen of Certificate for the Registrant's Common Stock, incorporated by reference to Exhibit 4.6 to the Registrant's Form 10-K, December 31, 1997.
4.2 Provisions of the Registrant's Restated Certificate of Incorporation that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated February 23, 1998.
4.3 Provisions of the Registrant's Amended and Restated Bylaws that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated January 9, 1998.
5.1  Opinion of Covington & Burling regarding validity of Common Stock.
23.1 Consent of Covington & Burling included in Exhibit 5.1 hereto.
23.2 Consent of Ernst & Young LLP.
23.3 Consent of PricewaterhouseCoopers LLP.
24.1 Powers of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

               (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 6, 2000.

                                             USA Networks, Inc.


                                             By:/S/ BARRY DILLER
                                                --------------------------------
                                                Barry Diller
                                                CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of USA Networks, Inc., hereby severally and individually constitute and appoint Michael Durney, Thomas
J. Kuhn, and Michael Sileck, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                                     * * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                     TITLE                             DATE
      ---------                                     -----                             ----
   /S/ BARRY DILLER             Chairman of the Board, Chief Executive       April 6, 2000
-------------------------                     Officer and Director
      Barry Diller

   /S/ BARRY BAKER              President, Chief Operating Officer and       April 6, 2000
-------------------------                     Director
      Barry Baker


   /S/ MICHAEL DURNEY               Vice President and Controller (Chief     April 6, 2000
-------------------------                   Accounting Officer)
      Michael Durney

   /S/ VICTOR A. KAUFMAN                Vice Chairman and Director           April 6, 2000
-------------------------
      Victor A. Kaufman

   /S/ MICHAEL SILECK               Senior Vice President and Chief          April 6, 2000
-------------------------                     Financial Officer
      Michael Sileck

   /S/ PAUL G. ALLEN                          Director                       April 6, 2000
-------------------------
      Paul G. Allen

   /S/ EDGAR BRONFMAN, JR.                    Director                      April 6, 2000
-------------------------
      Edgar Bronfman, Jr.

   /S/ ANNE M. BUSQUET                        Director                      April 6, 2000
-------------------------
      Anne M. Busquet

   /S/ DONALD R. KEOUGH                       Director                      April 6, 2000
-------------------------
      Donald R. Keough

   /S/ ROBERT W. MATSCHULLAT                  Director                      April 6, 2000
-------------------------
      Robert W. Matschullat

   /S/ SAMUEL MINZBERG                        Director                      April 6, 2000
-------------------------
      Samuel Minzberg

   /S/ BRIAN MULLIGAN                         Director                      April 6, 2000
-------------------------
      Brian Mulligan

   /S/ WILLIAM D. SAVOY                       Director                      April 6, 2000
-------------------------
      William D. Savoy

   /S/ H. NORMAN SCHWARZKOPF                  Director                      April 6, 2000
-------------------------
      H. Norman Schwarzkopf

   /S/ DIANE VON FURSTENBERG                  Director                      April 6, 2000
-------------------------
      Diane Von Furstenberg



                                  EXHIBIT INDEX

EXHIBIT   DESCRIPTION
NUMBER

4.1 Form of Specimen of Certificate for the Registrant's Common Stock, incorporated by reference to Exhibit 4.6 to the Registrant's Form 10-K, December 31, 1997.
4.2 Provisions of the Registrant's Restated Certificate of Incorporation that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated February 23, 1998.
4.3 Provisions of the Registrant's Amended and Restated Bylaws that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated January 9, 1998.
5.1        Opinion of Covington & Burling regarding validity of Common Stock.
23.1       Consent of Covington & Burling included in Exhibit 5.1 hereto.
23.2       Consent of Ernst & Young LLP.
23.3       Consent of PricewaterhouseCoopers LLP.
24.1 Powers of Attorney (set forth on the signature page of this Registration Statement).